                                                                    Exhibit 4.24



                                                                 EXECUTION COPY

                               THIRD AMENDMENT TO
                            LIQUIDITY LOAN AGREEMENT
                            ------------------------


                  THIS THIRD AMENDMENT TO LIQUIDITY LOAN AGREEMENT (this "AMENDMENT") is dated as of March 28, 1997 among ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York ("AFL"), AFL FLEET FUNDING, INC., a New York corporation (the "GENERAL PARTNER"), and CITIBANK, N.A., as the Liquidity Agent for the Liquidity Lenders (the "LIQUIDITY AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Liquidity Loan Agreement dated as of June 20, 1994 (as amended, restated, or modified from time to time, the "LIQUIDITY LOAN AGREEMENT");

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Amendment to the Liquidity Loan Agreement dated as of June 11, 1996;

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Second Amendment to the Liquidity Loan Agreement dated as of November 25, 1996;

                  WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders desire to amend certain provisions of the Liquidity Loan Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 1. DEFINED TERMS. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Definitions List dated as of June 20, 1994 and annexed to the Liquidity Loan Agreement as ANNEX A, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time.

                                      -1-


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                  Section 2.  AMENDMENTS TO THE LIQUIDITY LOAN AGREEMENT.

                  (a) AMENDMENT TO SECTION 1.1. ANNEX A to the Liquidity Loan Agreement as referenced in Section 1.1 thereto is hereby amended as follows:

                           (1)      The following term is hereby added:

                                    "REPUBLIC GUARANTY" means the Guaranty dated
                                    March 27, 1997 by Republic Industries, Inc.
                                    in favor of AFL, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof."

                           (2) The definition of "SCHEDULED LIQUIDITY
                  COMMITMENT TERMINATION DATE" is hereby deleted in its entirety and replaced with the following:

                                    "SCHEDULED LIQUIDITY COMMITMENT TERMINATION
                                    DATE" means, for any Liquidity Lender, the date that is 364 days from the date of the Third Amendment to Liquidity Loan Agreement, as such date may be extended from time to time."

                           (3) The definition of "RELATED DOCUMENTS" is hereby
                  amended by adding the phrase "the Republic Guaranty," immediately following the phrase "the Loan Agreement,".

                  (b) AMENDMENT TO SECTION 8.1.1(a). Section 8.1.1(a) of the Liquidity Loan Agreement is hereby amended to read in its entirety as follows:

                                    "(a) In the event the Republic Guaranty is terminated in accordance with Section 13 thereof, as soon as available and in any event within 90 days after the end of each fiscal year of Alamo, a copy of the consolidated and consolidating balance sheets of Alamo and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP, certified without a going concern or like qualification by Arthur Andersen LLP & Co. (or such other independent certified public accountants of recognized national standing as shall be selected by Alamo);"

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                  (c)      AMENDMENT TO SECTION 8.1.1(b).  Section 8.1.1(b)
         of the Liquidity Loan Agreement is hereby amended to read in its entirety as follows:

                                    "(b) In the event the Republic Guaranty is terminated in accordance with Section 13 thereof, as soon as available, but in any event within 60 days after the end of each fiscal quarter (except the fourth fiscal quarter) of Alamo, copies of the unaudited consolidated and consolidating balance sheets of Alamo and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter and as to the statements of earnings for such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP and certified by the chief financial or accounting officer of Alamo as presenting fairly the financial condition and results of operations of Alamo (subject to normal year-end adjustments);"

                  (d) AMENDMENT TO SECTION 8.1.1(d). Section 8.1.1(d) of the Liquidity Loan Agreement is hereby amended to read in its entirety as follows:

                                    "(d) In the event the Republic Guaranty is terminated in accordance with Section 13 thereof, at the time of delivery of the items described in clauses (a) and (b) above, a consolidating balance sheet and statement of earnings in respect of Alamo and its Subsidiaries as of such date or for the year to date period ending on such date;"

                  Section 3. CONDITIONS OF EFFECTIVENESS. The following constitute conditions precedent to the effectiveness of this
Amendment:

                  (a) Execution and delivery of this Amendment by AFL, the General Partner and the Liquidity Agent;

                  (b) The Liquidity Agent and AFL shall have received as of the date hereof a copy of the written confirmation delivered to AFL by each of S&P and Moody's to the effect

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         that this Amendment will not result in the downgrading or
         withdrawal of the then current ratings of the Commercial
         Paper Notes;

                  (c) Each Liquidity Lender and the Credit Enhancer shall each have delivered written consent to this Amendment evidenced by their execution of ANNEX A hereto;

                  (d) AFL shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (e) AFL shall have delivered a fully executed copy of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (f) The Liquidity Agent shall have received (i) from AFL evidence that all necessary partnership action has been taken to authorize the execution, delivery and performance of this Amendment and (ii) from the General Partner (x) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (y) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

                  (g) The Liquidity Agent shall have received an Opinion of Counsel to AFL to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of AFL, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

                  Section 4. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. AFL represents and warrants to the Liquidity Agent and each Liquidity Lender that the representations and warranties in Article VII of the Liquidity Loan Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 5. REFERENCE TO AND EFFECT ON THE RELATED DOCUMENTS; RATIFICATION.

                  (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Liquidity Loan Agreement" or words of like import referring to the Liquidity Loan Agreement shall mean and be a reference to the Liquidity Loan Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

                  (b) The Liquidity Loan Agreement, as amended above, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            ALAMO FUNDING, L.P.

                                            By:  AFL FLEET FUNDING, INC.,
                                                 its General Partner


                                            By: /s/ Richard L. Taiano
                                                --------------------------------
                                                 Name: Richard L. Taiano
                                                 Title: Vice President


                                            AFL FLEET FUNDING, INC.


                                            By: /s/ Richard L. Taiano
                                                --------------------------------
                                                 Name: Richard L. Taiano
                                                 Title: Vice President



                                            CITIBANK, N.A., as Liquidity Agent


                                            By: /s/ Jenny Cheng
                                                --------------------------------
                                                 Name: Jenny Cheng
                                                 Title: Assistant Vice President

                                                                        ANNEX A


              CONSENT OF LIQUIDITY LENDERS AND CREDIT ENHANCER TO
                  THIRD AMENDMENT TO LIQUIDITY LOAN AGREEMENT,
               THIRD AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT
               AGREEMENT, AND FOURTH AMENDMENT TO LOAN AGREEMENT

                  The undersigned, as Liquidity Lenders under the Liquidity Loan Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, as amended from time to time prior to the date hereof (the "LIQUIDITY AGREEMENT"), and as Credit Enhancer under the Letter of Credit Reimbursement Agreement, dated as of June 20, 1994, among Alamo Rent-A-Car, Inc., AFL Fleet Funding, Inc., Alamo Funding, L.P. and Credit Enhancer, as amended from time to time prior to the date hereof (the "L/C AGREEMENT"), hereby consent to the execution and delivery by the parties thereto of (i) the Fourth Amendment, dated March 28, 1997, to the Loan Agreement, dated as of June 20, 1994, between Alamo Rent-A-Car, Inc. and Alamo Funding, L.P., as such Loan Agreement has been amended from time to time prior to the date hereof (the "LOAN AGREEMENT"), (ii) the Third Amendment to the L/C Agreement, dated as of March 28, 1997 and (iii) the Third Amendment to the Liquidity Loan Agreement, dated as of March 28, 1997.

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March __, 1997 by their respective officers thereunto duly authorized.

LIQUIDITY LOAN COMMITMENT                         LIQUIDITY LENDER
-------------------------                         ----------------


$15,000,000                                       BANK BRUSSELS LAMBERT,
                                                    NEW YORK BRANCH

                                                  By:_________________________
                                                     Name:
                                                     Title:

                                                  By:_________________________
                                                     Name:
                                                     Title:

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.



LIQUIDITY LOAN COMMITMENT                           LIQUIDITY LENDER
-------------------------                           ----------------


$50,000,000                                         BANK OF MONTREAL

                                                    By: /s/ Edward P. McGuire
                                                        ------------------------
                                                        Name: Edward P. McGuire
                                                        Title: Director

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                    LIQUIDITY LENDER
-------------------------                    ----------------

$50,000,000                                  THE BANK OF NEW YORK

                                             By: /s/ David C. Siegal
                                                 -------------------------------
                                                 Name: David C. Siegal
                                                 Title: Assistant Vice President

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                     LIQUIDITY LENDER
-------------------------                     ----------------


$200,000,000                                  THE BANK OF TOKYO-MITSUBISHI,
                                                LTD., NEW YORK BRANCH

                                              By: /s/
                                                  -----------------------------
                                                  Name:
                                                  Title:

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                        LIQUIDITY LENDER
-------------------------                        ----------------

$30,000,000                                      BAYERISCHE HYPOTHEKEN-UND
                                                   WECHSEL-BANK
                                                   AKTIENGESELLSCHAFT,
                                                   NEW YORK BRANCH


                                                 By: /s/ Ron Vogel
                                                     --------------------------
                                                     Name: Ron Vogel
                                                     Title:


                                                 By: /s/ R.G. Pankuch
                                                     --------------------------
                                                     Name: R.G. Pankuch
                                                     Title: FVP

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                         LIQUIDITY LENDER
-------------------------                         ----------------

$25,000,000                                       BOATMEN'S NATIONAL BANK
                                                         OF ST. LOUIS

                                                  By: /s/ Richard M. Starke
                                                      --------------------------
                                                      Name: Richard M. Starke
                                                      Title: Vice President

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                          LIQUIDITY LENDER
-------------------------                          ----------------

$421,000,000                                       CITIBANK, N.A.

                                                   By: /s/ John Scheng
                                                       -----------------------
                                                       Name: John Scheng
                                                       Title: Attorney-in-fact

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                   LIQUIDITY LENDER
-------------------------                   ----------------

$50,000,000                                 COMMERZBANK AG, ATLANTA AGENCY

                                            By: /s/ Andreas Bremer
                                                -------------------------------
                                                Name: Andreas Bremer
                                                Title: SVP & Manager



                                            By: /s/ Mary Smith
                                                -------------------------------
                                                Name: Mary Smith
                                                Title: AVP

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                     LIQUIDITY LENDER
-------------------------                     ----------------

$30,000,000                                   COOPERATIEVE CENTRALE
                                              RAIFFEISEN-BOERENLEENBANK
                                              B.A., "RABOBANK NEDERLAND",
                                              NEW YORK BRANCH


                                              By: /s/ Angela R. Reilly
                                                  -------------------------
                                                  Name: Angela R. Reilly
                                                  Title: Vice President



                                              By: /s/
                                                  -------------------------
                                                  Name:
                                                  Title: Deputy General Manager

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March __, 1997 by their respective officers thereunto duly authorized.

LIQUIDITY LOAN COMMITMENT                       LIQUIDITY LENDER
-------------------------                       ----------------


$50,000,000                                     DRESDNER BANK AG NEW YORK BRANCH
                                                  AND GRAND CAYMAN BRANCH



                                                By: ________________________
                                                    Name:
                                                    Title:



                                                By: ________________________
                                                    Name:
                                                    Title:

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March __, 1997 by their respective officers thereunto duly authorized.

LIQUIDITY LOAN COMMITMENT                         LIQUIDITY LENDER
-------------------------                         ----------------


$50,000,000                                       FIRST UNION NATIONAL BANK
                                                    OF FLORIDA

                                                  By: ________________________
                                                      Name:
                                                      Title:

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.

LIQUIDITY LOAN COMMITMENT                       LIQUIDITY LENDER
-------------------------                       ----------------


$10,000,000                                     KREDIETBANK N.V.

                                                By: /s/
                                                    ----------------------------
                                                    Name:
                                                    Title:

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                LIQUIDITY LENDER
-------------------------                ----------------


$50,000,000                              ING (U.S.) CAPITAL CORPORATION


                                         By: /s/ Michael G. Plunkett
                                             ------------------------------
                                             Name:    Michael G. Plunkett
                                             Title:   Vice President

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                       LIQUIDITY LENDER
-------------------------                       ----------------

$50,000,000                                     MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK

                                                By: /s/ Jeffrey Hwang
                                                    ------------------------
                                                    Name: Jeffrey Hwang
                                                    Title: Vice President

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT                     LIQUIDITY LENDER
-------------------------                     ----------------

$15,000,000                                   SOCIETE GENERALE

                                              By: /s/ Ralph Saheb
                                                  --------------------------
                                                  Name: Ralph Saheb
                                                  Title: Vice President, Manager

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.

                                                CREDIT SUISSE
                                                   NEW YORK BRANCH,
                                                   as Credit Enhancer

                                                By: /s/ Roger W. Saylor
                                                    --------------------------
                                                    Name: Roger W. Saylor
                                                    Title: Associate

                                                By: /s/ R.N. Finney
                                                    --------------------------
                                                    Name: R.N. Finney
                                                    Title: Managing Director

                  IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of March 28, 1997 by their respective officers thereunto duly authorized.



$271,000,000                                   NATIONSBANK, N.A. (SOUTH)




                                               By: /s/ Richard M. Starke
                                                   -----------------------------
                                                   Name: Richard M. Starke
                                                   Title: Vice President